Exhibit 10.3

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

LICENSE AND SETTLEMENT AGREEMENT

THIS LICENSE AND SETTLEMENT AGREEMENT (this “Agreement”) dated as of September 6, 2011 (the “Effective Date”) is entered into between Medicis Pharmaceutical Corporation, a Delaware corporation with an address at 7720 North Dobson Road, Scottsdale, Arizona 85256, on behalf of itself and its Affiliates (collectively, “Medicis”), and Aurobindo Pharma U.S.A., Inc., a Delaware corporation with an address at 102 Melrich Road, Cranbury, New Jersey 08512, on behalf of itself and its Affiliates (collectively “Aurobindo”).

WHEREAS, Medicis is the owner of the Patent Rights (as defined below) and has filed complaints against Aurobindo in the action captioned 10-1050-LPS which is pending in the United States District Court, District of Delaware (the “Delaware Court”) and in the action captioned 3:10-cv-06318-MLC-LHG in the United States District Court, District of New Jersey (the “New Jersey Court” and together with the Delaware Court, the “Courts”) (collectively, the “Litigation”);

WHEREAS, to avoid the expense of further litigation the Parties desire to settle the Litigation on the terms set forth herein; and

WHEREAS, the parties desire to settle the Litigation and Aurobindo desires to receive, and Medicis desires to grant to Aurobindo, a royalty-bearing license under the Patent Rights to make, use, sell, offer for sale and import Current Generic Product and Future Generic Product (as each term is defined below), all on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	DEFINITIONS.

1.1 “55/80/105 Future Strengths Trigger Date” means, with respect to the 55/80/105 Future Generic Products only and for which Aurobindo has an approved ANDA, on a 55/80/105 Future Generic Product-by-55/80/105 Future Generic Product basis, the earliest of:

(a)	February ***, 2019;

(b)	***; or

(c)	***.

***.

***.

1.2 “65/115 Future Strengths Trigger Date” means, with respect to the 65/115 Future Generic Products only and for which Aurobindo has an approved ANDA, on a 65/115 Future Generic Product-by-65/115 Future Generic Product basis, the earliest of:

(a)	February ***, 2018;

(b)	***; or

(c)	***.

***.

***.

1.3 “Affiliate” means, with respect to any entity, any other entity that directly or indirectly controls, is controlled by, or is under common control with, such entity. An entity shall be regarded as in control of another entity if it owns, or directly or indirectly controls, at least fifty percent (50%) of the voting stock or other ownership interest of the other entity, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other entity by any means whatsoever.

1.4 “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which the state or federal courts located in the State of Delaware are authorized or obligated by law or executive order to be closed.

1.5 “Confidential Information” means all non-public materials, information and data concerning the disclosing party and its operations that is disclosed by the disclosing party to the receiving party pursuant to this Agreement, orally or in written, electronic or tangible form, or otherwise obtained by the receiving party through observation or examination of the disclosing party’s operations. Confidential Information includes, but is not limited to, information about the disclosing party’s financial condition and projections; business, marketing or strategic plans; sales information; customer lists; price lists; databases; trade secrets; product prototypes and designs; techniques, formulae, algorithms and other non-public process information. Notwithstanding the foregoing, Confidential Information of a party shall not include that portion of such materials, information and data that the recipient can establish by written documentation: (a) is known to the recipient or any of the recipient’s Affiliates as evidenced by its written records before receipt thereof from the disclosing party, (b) is disclosed to the recipient or any of the recipient’s Affiliates free of confidentiality obligations by a Third Party who has the right to make such disclosure without obligations of confidentiality, (c) is or becomes part of the public domain through no fault of the recipient, or (d) the recipient can reasonably establish is independently developed by persons on behalf of recipient or any of its Affiliates without the use of the information disclosed by the disclosing party.

1.6 “Current Generic Product” means *** in 45mg, 90mg or 135mg dosage strengths.

1.7 “Current Solodyn Products” means the Solodyn® products listed on Exhibit A.

1.8 “Current Strengths Trigger Date” means with respect to a Current Generic Product for which Aurobindo has an approved ANDA, on a Current Generic Product-by-Current Generic Product basis, the earliest of:

(a)	November 26, 2011;

(b)	***; or

(c)	***.

***.

***.

1.9 “FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.10 “Future Generic Product” means ***

1.11 “Future Solodyn Products” means the 55mg, 65mg, 80mg, 105mg and 115mg dosage strengths of the Solodyn-branded minocycline products that were approved by the FDA under the Medicis NDA.

1.12 “GAAP” means generally accepted accounting principles in effect in the United States from time to time, as consistently applied by Aurobindo.

1.13 “Medicis NDA” means the New Drug Application #50-808 and any supplements or amendments thereto.

1.14 “Net Sales” means ***. Subsections (a) through (d) shall be collectively referred to as “Deductions”.

1.15 “Orange Book” means the current edition (in electronic or hard copy form) of the FDA’s publication, Approved Drug Products with Therapeutic Equivalence Evaluations, as may be amended from time to time, and any successor publication thereto.

1.16 “Patent Rights” means (a) the patents, the patent applications giving rise thereto and patent applications listed on Exhibit B to this Agreement, (b) all patents and patent applications issued or filed, respectively, in the United States that (i) claim or cover a product, composition, method, process or other patentable subject matter for a Current Solodyn Product or a Future Solodyn Product, or the manufacture or use of such product and (ii) Medicis owns or controls as of the Effective Date or thereafter during the term of this Agreement; (c) all divisionals, continuations, continuations-in-part and reissues that claim priority to, or common priority with, the patent applications described in clauses (a) and (b) above or the patent applications that resulted in the patents described in clauses (a) and (b) above, and all patents granted thereon, and (d) all patents that have issued or in the future issue from any of the foregoing patent applications, together with any reexamination certificates, reissues or restorations by existing or future extension or restoration mechanisms, or additions thereto.

1.17 “Pharmaceutical Equivalent” means a product having the same active ingredient, the same dosage form, the same route of administration and the same strength or concentration as a given reference listed drug.

1.18 “Third Party” means any person or entity other than Medicis or Aurobindo.

1.19 “United States” means the United States of America ***.

1.20 “Valid Claim” means ***.

2.	RELEASE; PATENT RIGHTS.

2.1 Prior to Trigger Dates.

2.1.1 Commencing on the Effective Date and continuing until the occurrence of a Current Strengths Trigger Date, Aurobindo shall not, and shall not directly or indirectly encourage or assist any Third Party, on a voluntary basis, to develop, make, use, sell, offer for sale, or import into the United States such Current Generic Product, except as expressly permitted by the terms of this Agreement. ***.

2.1.2 Commencing on the Effective Date and continuing until the occurrence of the 55/80/105 Future Strengths Trigger Date for a 55/80/105 Future Generic Product, on a 55/80/105 Future Generic Product-by-55/80/105 Future Generic Product basis, Aurobindo shall not, and shall not directly or indirectly encourage or assist any Third Party, on a voluntary basis, to develop, make, use, sell, offer for sale, import or otherwise commercialize such 55/80/105 Future Generic Product, except as expressly permitted by the terms of this Agreement. ***.

2.1.3 Commencing on the Effective Date and continuing until the occurrence of the 65/115 Future Strengths Trigger Date for a 65/115 Future Generic Product, on a 65/115 Future Generic Product-by-65/115 Future Generic Product basis, Aurobindo shall not, and shall not directly or indirectly encourage or assist any Third Party, on a voluntary basis, to develop, make, use, sell, offer for sale, import or otherwise commercialize such 65/115 Future Generic Product, except as expressly permitted by the terms of this Agreement. ***.

2.2 Validity of the Patent Rights. Aurobindo hereby admits that the claims of the Patent Rights are valid and enforceable. Aurobindo hereby admits that the making, using, offering to sell, selling, and/or importation into the United States of a Current Generic Product or a Future Generic Product, in each case, are covered by one or more claims of the Patent Rights under 35 U.S.C. § 271. The foregoing admissions, and any consent judgment incorporating same, shall be binding on Aurobindo and admissible against Aurobindo in any dispute or litigation between the parties regarding the Patent Rights, and Aurobindo shall not challenge such admission. Aurobindo agrees that from the Effective Date forward, Aurobindo shall not assist any Third Party in an action to invalidate or render unenforceable any Valid Claim, and Aurobindo shall not disclose any of its proprietary or confidential information relating to the validity or enforceability of any Valid Claim, except to the extent required by court order or other applicable law.

2.3 Consent Judgment for Permanent Injunction & Stipulation and Order of Dismissal. Upon the Effective Date, (1) Medicis and Aurobindo shall cause to be completed, executed and filed with the Delaware Court a Consent Judgment and Permanent Injunction in the forms attached hereto as Exhibit C, and Medicis, with Aurobindo’s agreement, shall move for the entry of the Consent Judgment and Permanent Injunction by such Delaware Court, and (2) Medicis and Aurobindo shall cause to be completed, executed and filed with the NJ Court a Stipulation and Order of Dismissal in the form attached hereto as Exhibit D.

3.	LICENSE.

3.1 License Grants.

3.1.1 Subject to the terms and conditions of this Agreement, and effective on the Current Strengths Trigger Date, Medicis hereby grants to Aurobindo a non-exclusive, non-transferable, non-sublicensable, royalty-bearing license under the Patents Rights to (a) make, have made, use, sell, offer for sale and import the applicable Current Generic Products in the United States and (b) sell or offer for sale the applicable Current Generic Products in the United States to Aurobindo’s distributors including, without limitation, private label distributors and customers for ultimate resale by such distributors, including own label distributors and customers in the United States.

3.1.2 Subject to the terms and conditions of this Agreement, and effective on the applicable 55/80/105 Future Strengths Trigger Date for each applicable 55/80/105 Future Generic Product for which Aurobindo has an approved ANDA, Medicis hereby grants to Aurobindo a non-exclusive, non-transferable, non-sublicensable, royalty-bearing license under the Patents Rights to (a) make, have made, use, sell, offer for sale and import in the United States the applicable 55/80/105 Future Generic Products for which Aurobindo has an approved ANDA and (b) sell or offer for sale the applicable 55/80/105 Future Generic Products in the United States to Aurobindo’s distributors including, without limitation, private label distributors and customers for ultimate resale by such distributors, including own label distributors and customers in the United States.

3.1.3 Subject to the terms and conditions of this Agreement, and effective on the applicable 65/115 Future Strengths Trigger Date for each applicable 65/115 Future Generic Product for which Aurobindo has an approved ANDA, Medicis hereby grants to Aurobindo a non-exclusive, non-transferable, non-sublicensable, royalty-bearing license under the Patents Rights to (a) make, have made, use, sell, offer for sale and import in the United States the applicable 65/115 Future Generic Products for which Aurobindo has an approved ANDA and (b) sell or offer for sale the applicable 65/115 Future Generic Products in the United States to Aurobindo’s distributors including, without limitation, private label distributors and customers for ultimate resale by such distributors, including own label distributors and customers in the United States.

3.2 No Licenses. Except as otherwise provided herein, nothing in this Agreement shall be construed as: (a) an obligation to bring or prosecute actions or suits against Third Parties for infringement of any patent, whether within the Patent Rights or otherwise; (b) conferring a right to use in advertising, publicity, promotion or otherwise any trademark or trade name of Medicis; or (c) granting by implication, estoppel or otherwise, any licenses or rights under the Patent Rights or any other patents.

4.	ROYALTIES.

4.1 Payment.

4.1.1 Subject to the terms and conditions of this Agreement, within *** following the end of each calendar quarter during the term of this Agreement, Aurobindo shall pay to Medicis in U.S. dollars a royalty of (a) *** of Net Sales of the Current Generic Product and (b) *** of Net Sales of the Future Generic Product during such calendar quarter ***. All payments shall be made by wire transfer in US Dollars to such bank account as may be designated by Medicis in writing to Aurobindo.

4.1.2 Within *** following the end of each calendar quarter during the term of this Agreement, Aurobindo shall provide to Medicis a written estimate of the royalty amount that will be payable for each product for such calendar quarter in accordance with Section 4.1.1. Within *** following the end of each calendar quarter during the term of this Agreement, Aurobindo shall provide to Medicis a written report stating the number and description of all Current Generic Product and Future Generic Product sold during the relevant calendar quarter; the gross sales associated therewith; the calculation of Net Sales thereon, including without limitation the amount of any Deductions; and the royalties that will be payable for such calendar quarter in accordance with Section 4.1.1.

4.1.3 Any late payments shall bear interest at the lower of (a) *** per annum, or (b) the maximum rate allowed by law, commencing on the date payment is due.

4.2 Taxes. Aurobindo shall be responsible for and may withhold from payments made to Medicis under this Agreement any taxes required to be withheld by Aurobindo under applicable law. Accordingly, if any such taxes are levied on such payments due hereunder (“Withholding Taxes”), Aurobindo shall (i) deduct the Withholding Taxes from the payment amount, (ii) pay all applicable Withholding Taxes to the proper taxing authority, and (iii) send evidence of the obligation together with proof of tax payment to Medicis within *** following the applicable tax payment.

4.3 Audit Rights. Upon written notice from Medicis, Aurobindo shall make available for inspection during normal business hours by an independent auditor selected by Medicis and reasonably acceptable to Aurobindo all records, books of account, information and data concerning the calculation of Net Sales pursuant to this Agreement for the purpose of an audit to determine the accuracy of the reports delivered and amounts paid by Aurobindo pursuant to Section 4.1. Upon reasonable belief of discrepancy or dispute, Medicis’ external auditors shall be entitled to take copies or extracts from such records, books of account, information and data (but only to the extent related to the contractual obligations set out in this Agreement) during any review or audit. Medicis shall be solely responsible for its costs in making any such audit, unless Medicis identifies a discrepancy in favor of Aurobindo in the calculation of the Net Sales and royalties paid to Medicis under this Agreement in any calendar year from those properly payable for that calendar year of *** or greater, in which event Aurobindo shall be solely responsible for the reasonable cost of such audit and pay Medicis any underpayment.

5.	TERM AND TERMINATION.

5.1 Term. Subject to Sections 5.2 and 5.3, this Agreement shall expire on the expiration of the last to expire of the Patent Rights; provided, however, that if there are no issued patents within the Patent Rights, but there are at such time pending patent applications within the Patent Rights, then subject to the terms and conditions of this Agreement, the term of this Agreement shall continue for the pendency of such pending patent applications.

5.2 Termination for Cause. Either party may terminate this Agreement upon or after the material breach of any material provision of this Agreement by the other party if the other party has not cured such breach within *** after receipt of express written notice thereof by the non-breaching party. Upon termination of this Agreement, Aurobindo shall not make, have made, use, sell, offer for sale, import or distribute the applicable Current Generic Product or Future Generic Product.

5.3 Termination for Challenge. Medicis shall have the right to immediately terminate this Agreement at any time after the Effective Date in the event Aurobindo contests or challenges, or supports or assists any Third Party to contest or challenge, Medicis’ ownership of or rights in, or the validity, enforceability or scope of, any of the Patent Rights or seeks (directly or through any Third Party) to raise a substantial new question of patentability in respect thereof.

5.4 Effect of Expiration or Termination. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, and the provisions of Sections 1, 2.2, 5.2, 5.4, 6, 7, 8 and 9 shall survive the expiration or termination of this Agreement. No other provisions shall survive expiration or termination of this Agreement.

6.	CONFIDENTIALITY.

6.1 Confidentiality. Until the expiration or earlier termination of this Agreement, and for a period of *** following the expiration or earlier termination hereof or thereof, except with respect to any Confidential Information constituting a trade secret in which case the receiving party’s obligation continues in perpetuity, provided such receiving party has been informed as to the status of such Confidential Information as a trade secret, each party shall maintain in confidence all Confidential Information disclosed by the other party and the terms of this Agreement, and shall not use, grant the use of or disclose to any Third Party the Confidential Information of the other party other than as expressly permitted hereby. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party’s Confidential Information or the terms of this Agreement.

6.2 Permitted Disclosures. Either party may disclose Confidential Information of the disclosing party (a) on a need-to-know basis, to such party’s or such party’s Affiliate’s directors, officers and employees to the extent such disclosure is reasonably necessary in connection with such party’s activities as expressly authorized by this Agreement, and (b) to those agents and consultants, and contract manufacturers thereof who need to know such information to accomplish the purposes of this Agreement (collectively, “Permitted Recipients”); provided such Permitted Recipients are bound to maintain such Confidential Information in confidence at least to the same extent as set forth in Section 6.1.

6.3 Litigation and Governmental Disclosure. Each party may disclose Confidential Information of the other party to the extent such disclosure is reasonably necessary for prosecuting or defending litigation or complying with a court order or applicable law, governmental regulations or investigation, provided that if a party is required by court order, law or regulation (except for disclosure requested or required by the I.R.S.) to make any such disclosure of the other party’s Confidential Information it will give reasonable advance notice to the other party of such disclosure requirement and will use good faith efforts to assist such other party to secure a protective order or confidential treatment of such Confidential Information required to be disclosed.

6.4 Return of Confidential Information. Upon expiration or termination of this Agreement for any reason, the Receiving Party, upon receipt of a written request from the Disclosing Party, shall return to the Disclosing Party all copies of the Confidential Information received from the Disclosing Party hereunder, or, in its discretion, destroy all such copies and certify to such destruction, provided, however, that the Receiving Party’s legal counsel may retain one copy of such Confidential Information in a secure location solely for purposes of determining the Receiving Party’s continuing obligations under this Agreement.

6.5 Publicity. Neither party shall make any publicity releases, interviews or other dissemination of information concerning this Agreement or its terms, or either party’s performance hereunder, to communication media, financial analysts or others without the prior written approval of the other party, which approval shall not be unreasonably withheld, delayed or conditioned. Notwithstanding anything to the contrary in this Agreement, the parties understand and agree that either party, may, if so required, disclose some or all of the information included in this Agreement or other Confidential Information of the other party (a) in order to comply with its obligations under the law, including the United States Securities Act of 1933 and the United States Securities Exchange Act of 1934 and The Drug Price Competition and Patent Term Restoration Act of 1984, as amended by The Medicare Prescription Drug, Improvement and Modernization Act of 2003; (b) in order to comply with the listing standards or agreements of any national or international securities exchange or The NASDAQ Stock Market or New York Stock Exchange or other similar laws of a governmental authority; (c) to respond to an inquiry of a governmental authority or regulatory authority as required by law; or (d) in a judicial, administrative or arbitration proceeding. In any such event the party making such disclosure shall (i) provide the other party with as much advance notice as reasonably practicable of the required disclosure, (ii) cooperate with the other party in any attempt to prevent or limit the disclosure, and (iii) limit any disclosure to the specific purpose at issue. In connection with any filing of a copy of this Agreement with the Securities and Exchange Commission, the filing party shall endeavor to obtain confidential treatment of economic and trade secret information, and shall keep the other party informed as the planned filing (including, but not limited to providing the other party with the proposed filing reasonably in advance of making the planned filing) and consider the requests of the other party regarding such confidential treatment.

7.	REPRESENTATIONS AND WARRANTIES.

7.1 Representations. Each party hereby represents and warrants as of the Effective Date to the other party that (a) the person executing this Agreement is authorized to execute this Agreement; (b) this Agreement is legal and valid and the obligations binding upon such party are enforceable by their terms; and (c) the execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which such party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

7.2 Disclaimer of Warranties. Except for those warranties set forth in Section 7.1, neither party makes any warranty, written, oral, express or implied, with respect to this Agreement. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE HEREBY ARE DISCLAIMED BY BOTH PARTIES.

7.3 Limitation of Liability. WITH THE EXCEPTION OF DAMAGES RESULTING FROM A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT OR ITS OBLIGATIONS UNDER SECTION 8 (INDEMNIFICATION), OR A BREACH BY AUROBINDO OF SECTIONS 2.1 OR 2.2, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE FOR LOSS OF USE OR PROFITS OR OTHER COLLATERAL, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT, WHETHER SUCH CLAIMS ARE FOUNDED IN TORT OR CONTRACT.

7.4 Equitable Relief. Aurobindo acknowledges and agrees that the obligations and undertakings of Aurobindo pursuant to Sections 2.1 and 2.2 of this Agreement are reasonable and necessary to protect the legitimate interests of Medicis, that Medicis would not have entered into this Agreement in the absence of such provisions, and that Aurobindo’s breach or threatened breach or failure to comply with Sections 2.1 and 2.2 shall cause Medicis significant and irreparable harm, the amount of which shall be extremely difficult to estimate and ascertain, and for which money damages shall not be adequate. Aurobindo further acknowledges and agrees that Medicis shall have the right to apply to any court of competent jurisdiction for an injunction order restraining any breach or threatened breach of Sections 2.1 and 2.2 of this Agreement and specifically enforcing the terms and provisions of such Sections of this Agreement, without the necessity of posting any bond or security, in addition to seeking any other remedy available to Medicis in law or equity. Aurobindo agrees that it shall not challenge any of the foregoing acknowledgements and agreements concerning injunctive relief in any proceeding brought by Medicis.

8.	INDEMNIFICATION.

8.1 ***.

8.2 Obligations. Medicis shall promptly notify Aurobindo in writing of any claim, demand, action, or other proceeding in respect of which Medicis intends to claim such indemnification; provided, however, that failure to provide such notice within a reasonable period of time shall not relieve Aurobindo of any of its obligations hereunder except to the extent Aurobindo is prejudiced by such failure. Medicis shall permit Aurobindo, at its discretion, to settle any such action, claim or other matter. Notwithstanding the foregoing, Aurobindo shall not enter into any settlement that would adversely affect Medicis’s rights hereunder, or impose any obligations on Medicis in addition to those set forth herein, in order for it to exercise such rights, without Medicis’s prior written consent, which shall not be unreasonably withheld or delayed. No such action, claim or other matter shall be settled without the prior written consent of Aurobindo, which shall not be unreasonably withheld or delayed. Medicis shall reasonably cooperate with Aurobindo and its legal representatives in the investigation and defense of any claim, demand, action, or other proceeding covered by the indemnification obligations of this Section 8. Medicis shall have the right, but not the obligation, to be represented in such defense by counsel of its own selection and at its own expense.

9.	GENERAL PROVISIONS.

9.1 Notices. All notices hereunder shall be delivered by facsimile (confirmed by overnight delivery), or by overnight delivery with a reputable overnight delivery service, to the following address of the respective parties:

If to Medicis:	Medicis Pharmaceutical Corporation
7720 North Dobson Road
Scottsdale, Arizona 85256
Attn: Chief Executive Officer
Facsimile: 480-291-5175

with a copy to:	Medicis Pharmaceutical Corporation
7720 North Dobson Road
Scottsdale, Arizona 85256
Attn: General Counsel
Facsimile: 480-291-8655

If to Aurobindo:	Aurobindo Pharma U.S.A., Inc.
102 Melrich Road
Cranbury, New Jersey 08512
Attn: Chief Executive Officer
Facsimile: (732) 355-0312

With a copy to:	Aurobindo Pharma Ltd.
Survey No. 313, Bachupally
R. R. District, Hyderabad-500072
Andhra Pradesh, India
Attn: G. P. Prasad
Facsimile: : +91 40 2304 4058

Notices shall be effective on the day of receipt. A party may change its address listed above by notice to the other party given in accordance with this Section 9.1.

9.2 Entire Agreement. The parties hereto acknowledge that this Agreement sets forth the entire agreement and understanding of the parties and supersedes all prior written or oral agreements or understandings with respect to the subject matter hereof. No modification of any of the terms of this Agreement, or any amendments thereto, shall be deemed to be valid unless in writing and signed by an authorized agent or representative of both parties hereto. No course of dealing or usage of trade shall be used to modify the terms and conditions herein. This Agreement shall be binding on each of Aurobindo and Medicis and their respective permitted successors and assigns.

9.3 Waiver. None of the provisions of this Agreement shall be considered waived by any party hereto unless such waiver is agreed to, in writing, by authorized agents of such party. The failure of a party to insist upon strict conformance to any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law shall not be deemed a waiver of any rights of any party hereto.

9.4 Obligations to Third Parties. Each party warrants and represents that this Agreement does not conflict with any contractual obligations, expressed or implied, undertaken with any Third Party.

9.5 Assignment. Neither party shall assign this Agreement or any part hereof or any interest herein (whether by operation of law or otherwise) to any Third Party (or use any subcontractor) without the written approval of the other party; provided, however, that either party may assign this Agreement without such consent (i) to any Affiliate; and (ii) in the case of a merger, consolidation, change in control or sale of all or substantially all of the assets related to this Agreement, provided further that with respect to Aurobindo, any such Affiliate or Third Party agrees to be bound by the terms and conditions of this Agreement including, without limitation, the provisions of Section 2.2. No assignment shall be valid unless the permitted assignee(s) assumes all obligations of its assignor under this Agreement. No assignment shall relieve any party of responsibility for the performance of its obligations hereunder. Any purported assignment in violation of this Section 9.5 shall be void.

9.6 Governing Law. In any action brought regarding the validity, construction and enforcement of this Agreement, it shall be governed in all respects by the laws of the State of Delaware, without regard to the principles of conflicts of laws. The federal and state courts in the State of Delaware shall have jurisdiction over the parties hereto in all matters arising hereunder and the parties hereto agree that the venue with respect to such matters will be a state or federal court in the State of Delaware.

9.7 Severability. If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

9.8 Headings, Interpretation. The headings used in this Agreement are for convenience only and are not part of this Agreement.

9.9 Attorneys’ Fees. The prevailing party shall be entitled to attorneys’ fees and its litigation or related expenses in any suit or proceeding with respect to the interpretation or enforcement of this Agreement.

9.10 Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of this page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by their duly-authorized representatives effective as of the Effective Date.

AUROBINDO PHARMA U.S.A., INC.		MEDICIS PHARMACEUTICAL CORPORATION

By:	/s/ Scott J. White	By:	/s/ Jason D. Hanson

Name:	Scott J. White	Name:	Jason D. Hanson

Title:	Chief Executive Officer	Title:	Executive Vice President, Chief Operating Officer

AUROBINDO PHARMA LTD.

By:	/s/ G P Prasad

Name:	G P Prasad

Title:	VP Global Finance Operations

EXHIBIT A

CURRENT SOLODYN PRODUCTS

PRODUCT	NDC
Solodyn 45mg	99207-0460-[All]
Solodyn 90mg	99207-0461-[All]
Solodyn 135mg	99207-0462-[All]

EXHIBIT B

PATENT RIGHTS

Issued Patents (all U.S.)	Pending Applications (all U.S.)

***	***

EXHIBIT C

Consent Judgment for Permanent Injunction in Delaware

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

MEDICIS PHARMACEUTICAL CORP,	)
)
Plaintiff,	)
)
v.	)
	)	Civil Action No. 10-1050-LPS
AUROBINDO PHARMA LTD. and	)
AUROBINDO PHARMA USA, INC.,	)
)
Defendants.	)
)

UNOPPOSED MOTION FOR ENTRY OF CONSENT JUDGMENT

AND PERMANENT INJUNCTION AS TO

AUROBINDO PHARMA LTD. AND AUROBINDO PHARMA USA, INC.

Plaintiff Medicis Pharmaceutical Corporation (“Medicis”) and Defendants Aurobindo Pharma Ltd. and Aurobindo Pharma USA, Inc. (collectively “Defendants”) having met, conferred, and agreed to resolve their dispute upon execution of a separate License and Settlement Agreement (“Settlement Agreement”), Medicis respectfully moves for entry of the executed Consent Judgment and Permanent Injunction submitted herewith. Defendants do not oppose this motion.

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

Jack B. Blumenfeld (#1014)
Karen Jacobs Louden (#2881)
1201 North Market Street
Wilmington, DE 19899-1347
(302) 658-9200
Jblumenfeld@mnat.com klouden@mnat.com

Attorneys for Plaintiff
Medicis Pharmaceutical Corporation

Dated: September 2, 2011

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

MEDICIS PHARMACEUTICAL CORP,	)
)
Plaintiff,	)
)
v.	)
	)	Civil Action No. 10-1050-LPS
AUROBINDO PHARMA LTD. and	)
AUROBINDO PHARMA USA, INC.,	)
)
Defendants.	)
)

CONSENT JUDGMENT AND PERMANENT INJUNCTION AS TO

AUROBINDO PHARMA LTD. AND AUROBINDO PHARMA USA, INC.

This matter is before the Court on the unopposed motion of Plaintiff Medicis Pharmaceutical Corporation (“Medicis”) and Defendants Aurobindo Pharma Ltd. and Aurobindo Pharma USA, Inc., collectively (“Defendants”).

WHEREAS, this Consent Judgment and Permanent Injunction as to Defendants concerns only the claims between Medicis and Defendants in this Civil Action No. 10-1050-LPS (referred to herein as the “Litigation”).

WHEREAS, Medicis requests that this Consent Judgment and Permanent Injunction as to Defendants be entered in the above-captioned case, and Defendants do not oppose Medicis’s request.

WHEREAS, Medicis owns United States Patent Nos. 5,908,838 (“the ‘838 patent”) and 7,790,705 (“the ‘705 patent”).

WHEREAS, Defendants submitted Abbreviated New Drug Application No. 202-261 (“Aurobindo’s ANDA”) to the FDA under 21 U.S.C. § 355(j) seeking to obtain approval to commercially manufacture and sell generic minocycline HCl extended release tablets for the treatment of acne.

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WHEREAS, in the Litigation, Medicis alleged that Defendants infringed one or more of claims 3, 4, 12, 13, 19, 21, 23, 25, and 27-34 of the ‘838 patent and one or more claims of the ‘705 patent under 35 U.S.C. § 271(e)(2) by virtue of Defendants’ submission of Aurobindo’s ANDA to the FDA.

WHEREAS, in this Litigation, Medicis alleged that it would be irreparably harmed if Defendants are not enjoined from infringing or actively inducing or contributing to infringement of one or more of claims 3, 4, 12, 13, 19, 21, 23, 25, and 27-34 of the ‘838 patent and one or more claims of the ‘705 patent.

WHEREAS, in this Litigation, Medicis requested that this Court enter a permanent injunction enjoining Defendants from infringing the ‘838 and ‘705 patents.

WHEREAS, Medicis and Defendants have reached an agreement to finally settle the Litigation as set forth in this Consent Judgment and Permanent Injunction as to Defendants and a separate License and Settlement Agreement (“Settlement Agreement”) which is contemporaneously and separately being executed.

WHEREAS, final settlement of the Litigation will help Medicis and Defendants avoid the substantial uncertainty and risks involved with prolonged litigation.

WHEREAS, final settlement of this Litigation will permit Medicis and Defendants to save litigation costs, as well as adhere to the judicially recognized mandate that encourages the settlement of litigation whenever possible.

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WHEREAS, final settlement of the Litigation serves the public interest by saving judicial resources and avoiding the risks to each of Medicis and Defendants associated with infringement.

WHEREAS, Medicis and Defendants each consent to personal jurisdiction in Maryland for purposes of enforcing the Settlement Agreement.

IT IS HEREBY ORDERED, DECREED, and ADJUDGED as follows:

1. The Court has jurisdiction over Medicis and Defendants and the subject matter of this Litigation.

2. Defendants acknowledge Medicis’s ownership and standing to sue for infringement of United States Patent Nos. 5,908,838 (“the ‘838 patent”) and 7,790,705 (“the ‘705 patent”).

3. Defendants acknowledge that the ‘838 and ‘705 patents are valid and enforceable, as described more fully in the Settlement Agreement.

4. Defendants and its affiliates are permanently enjoined as of the date hereof from infringing the ‘838 or ‘705 patents by the manufacture, use, offer to sell, sale, importation, or distribution of any current products, or future products having the same strength and dosage form of the current Solodyn® products, that are the subject of Aurobindo’s ANDA that is not pursuant to a license granted by Medicis, and from inducing others to infringe the ‘838 and ‘705 patents by inducing others to manufacture, use, offer to sell, sale, import, or distribute any current products, or future products having the same strength and dosage form of the current Solodyn® products, that are the subject of Aurobindo’s ANDA that is not pursuant to a license granted by Medicis.

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5. All claims and counterclaims in this Litigation are hereby dismissed without prejudice.

6. The parties are hereby ordered to comply with the terms of the Settlement Agreement.

7. Each party shall bear its own costs and attorneys’ fees.

8. This Court shall retain jurisdiction over Defendants and Medicis for the purpose of enforcing the terms of this Consent Judgment and Permanent Injunction and over any matters related to or arising from the interpretation or enforcement of the Settlement Agreement or any legal or equitable claim concerning the Settlement Agreement by any third party.

IT IS SO ORDERED, DECREED AND ADJUDGED this      day of             , 2011 by:

The Honorable Leonard P. Stark
United States District Judge

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Agreed to:

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

Jack B. Blumenfeld (#1014)

Karen Jacobs Louden (#2881)

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

1201 North Market Street

Wilmington, DE 19899-1347

(302) 658-9200

Jblumenfeld@mnat.com

klouden@mnat.com

Attorneys for Medicis Pharmaceutical Corporation

BAYARD, P.A.

Richard D. Kirk (#0922)

Stephen B. Brauerman (sb4952)

222 Delaware Avenue, Suite 900

P.O. Box 25130

Wilmington, DE 19899-5130

(302) 655-5000

rkirk@bayardlaw.com

sbrauerman@bayardlaw.com

Attorneys for Aurobindo Pharma Ltd. and Aurobindo Pharma USA, Inc.

OF COUNSEL:

Steven H. Sklar

LEYDIG, VOIT & MAYER, LTD.

Two Prudential Plaza, Suite 4900

Chicago, IL 60601-6780

Telephone: (312) 616-5600

Facsimile: (312) 616-5700

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EXHIBIT D

Stipulation and Order of Dismissal in New Jersey

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF NEW JERSEY

MEDICIS PHARMACEUTICAL CORP.,	)	Civil Action No.10-6318(MLC/LGH)
)
Plaintiff,	)
)
v.	)
)
AUROBINDO PHARMA LTD. and	)
AUROBINDO PHARMA USA, INC.,	)
)
Defendants.	)
)

STIPULATION AND ORDER OF DISMISSAL

Plaintiff Medicis Pharmaceutical Corporation (“Medicis”) and Defendants Aurobindo Pharma Ltd. and Aurobindo Pharma USA, Inc., collectively (“Defendants”), by and through their undersigned counsel, hereby stipulate as follows pursuant to Rule 41(a) of the Federal Rules of Civil Procedure:

1. All claims and any counterclaims asserted in this suit by and between Medicis and Defendants are dismissed without prejudice; and

2. Each party shall bear its own costs, expenses, and attorney fees.

SO STIPULATED:

CONNELL FOLEY LLP Attorneys for Medicis Pharmaceutical Corporation	LEYDIG, VOIT & MAYER, LTD. Attorneys for Aurobindo Pharma Ltd. and Aurobindo Pharma USA, Inc.

BY:		BY:
	Liza M. Walsh Rukhsanah L. Lighari 85 Livingston Avenue Roseland, New Jersey 07068 (973) 535-0500		Steven H. Sklar Two Prudential Plaza, Suite 4900 Chicago, IL 60601-6780 (312) 616-5600

Dated: August , 2011		Dated: August , 2011

SO ORDERED this     day of             , 2011.

Honorable Mary L. Cooper, U.S.D.J.